Exhibit 21.1
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                              List of Subsidiaries
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AAPOP 1, L.P., a Delaware limited partnership

AAPOP 2, L.P., a Delaware limited partnership

Brandywine Ambassador, L.P., a Pennsylvania limited partnership

Brandywine Central, L.P., a Pennsylvania limited partnership

Brandywine Cira, L.P., a Pennsylvania limited partnership

Brandywine Croton, L.P., a Pennsylvania limited partnership

Brandywine Dominion, L.P., a Pennsylvania limited partnership

Brandywine F.C., L.P., a Pennsylvania limited partnership

Brandywine Grande B, L.P., a Delaware limited partnership

Brandywine Grande C, L.P., a Delaware limited partnership

Brandywine Industrial Partnership, L.P., a Delaware limited partnership

Brandywine I.S., L.P., a Pennsylvania limited partnership

Brandywine Metroplex, L.P., a Pennsylvania limited partnership

Brandywine Norriton, L.P., a Pennsylvania limited partnership

Brandywine Operating Partnership, L.P., a Delaware limited partnership

Brandywine P.M., L.P., a Pennsylvania limited partnership

Brandywine TB Florig, L.P., a Pennsylvania limited partnership

Brandywine TB Inn, L.P., a Pennsylvania limited partnership

Brandywine TB I, L.P., a Pennsylvania limited partnership

Brandywine TB II, L.P., a Pennsylvania limited partnership

Brandywine TB V, L.P., a Pennsylvania limited partnership

Brandywine TB VI, L.P., a Pennsylvania limited partnership

Brandywine TB VIII, L.P., a Pennsylvania limited partnership

C/N Iron Run Limited Partnership III, a Pennsylvania limited partnership

C/N Leedom Limited Partnership II, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership I, a Pennsylvania limited partnership

C/N Oaklands Limited Partnership III, a Pennsylvania limited partnership

Eight/Oliver Brandywine Partner, L.P., a Pennsylvania limited partnership

Eight Tower Bridge Development Associates, a Pennsylvania limited partnership

e-Tenants.com Holding, L.P., a Pennsylvania limited partnership

Fifteen Horsham, L.P., a Pennsylvania limited partnership

Five/Oliver Brandywine Partner, L.P., a Pennsylvania limited partnership

Five Tower Bridge Associates, a Pennsylvania limited partnership

Four Tower Bridge Associates, a Pennsylvania limited partnership

Iron Run Limited Partnership V, a Pennsylvania limited partnership

LC/N Horsham Limited Partnership, a Pennsylvania limited partnership

LC/N Keith Valley Limited Partnership I, a Pennsylvania limited partnership

Newtech IV Limited Partnership, a Pennsylvania limited partnership

Nichols Lansdale Limited Partnership III, a Pennsylvania limited partnership

Six Tower Bridge Associates, a Pennsylvania limited partnership

Tower Bridge Inn Associates, a Pennsylvania limited partnership

Two Tower Bridge Associates, a Pennsylvania limited partnership

Witmer Operating Partnership I, L.P., a Delaware limited partnership

100 Arrandale Associates, L.P., a Pennsylvania limited partnership

111 Arrandale Associates, L.P., a Pennsylvania limited partnership

440 Creamery Way Associates, L.P., a Pennsylvania limited partnership

442 Creamery Way Associates, L.P., a Pennsylvania limited partnership

481 John Young Way Associates, L.P., a Pennsylvania limited partnership

Brandywine 55 Ames Court Partnership, a New York general partnership

Brandywine Broad Street Partnership, a New York general partnership

Interstate Center Associates, a Virginia general partnership

Iron Run Venture II, a Pennsylvania general partnership

IR Northlight II Associates, a Pennsylvania general partnership

Plymouth TFC, General Partnership, a Pennsylvania general partnership

AAP Sub One, Inc., a Delaware corporation

Atlantic American Land Development, Inc., a Delaware corporation

Brandywine Grande C Corp., a Delaware corporation

Brandywine Holdings, I, Inc., a Pennsylvania corporation

Brandywine Norriton Corp., a Pennsylvania corporation

Brandywine Realty Services Corporation, a Pennsylvania corporation

BTRS, Inc., a Delaware corporation

Southpoint Land Holdings, Inc., a Pennsylvania corporation

Valleybrooke Land Holdings, Inc., a Pennsylvania corporation

Brandywine Ambassador, L.L.C., a Pennsylvania limited liability company

Brandywine Axinn I, LLC, a Delaware limited liability company

Brandywine Axinn II, LLC, a Delaware limited liability company

Brandywine Brokerage Services, LLC, A New Jersey limited liability company

Brandywine Cira, LLC, a Pennsylvania limited liability company

Brandywine Charlottesville LLC, a Virginia limited liability company

Brandywine Christina LLC, a Delaware limited liability company

Brandywine Croton, LLC, a Pennsylvania limited liability company

Brandywine Dabney, L.L.C., a Delaware limited liability company

Brandywine Dominion, L.L.C., a Pennsylvania limited liability company

Brandywine F.C., L.L.C., a Pennsylvania limited liability company

Brandywine I.S., L.L.C., a Pennsylvania limited liability company

Brandywine Interstate 50,  L.L.C., a Delaware limited liability company

Brandywine - Main Street, LLC, a Delaware limited liability company

Brandywine Metroplex LLC., a Pennsylvania limited liability company

Brandywine Norriton, L.L.C., a Pennsylvania limited liability company

Brandywine P.M., L.L.C., a Pennsylvania limited liability company

Brandywine Piazza, L.L.C., a New Jersey limited liability company

Brandywine Plaza 1000, L.L.C., a New Jersey limited liability company

Brandywine Promenade, L.L.C., a New Jersey limited liability company

Brandywine TB Florig, LLC, a Pennsylvania limited liability company

Brandywine TB Inn, L.L.C., a Pennsylvania limited liability company

Brandywine TB I, L.L.C., a Pennsylvania limited liability company

Brandywine TB II, L.L.C., a Pennsylvania limited liability company

Brandywine TB V, L.L.C., a Pennsylvania limited liability company

Brandywine TB VI, L.L.C., a Pennsylvania limited liability company

Brandywine TB VIII, L.L.C., a Pennsylvania limited liability company

Brandywine Trenton Urban Renewal, L.L.C., a Delaware limited liability company

Brandywine Witmer, L.L.C., a Pennsylvania limited liability company

Christiana Center Operating Company I LLC, a Delaware limited liability company

Christiana Center Operating Company II LLC, a Delaware limited liability company

Christiana Center Operating Company III LLC, a Delaware limited liability company

e-Tenants LLC, a Delaware limited liability company

Macquarie BDN, LLC, a Delaware limited liability company

Macquarie BDN Christina I, LLC, a Delaware limited liability company

Macquarie BDN Christina III, LLC, a Delaware limited liability company

PJP Building Two, L.C., a Virginia limited liability company

PJP Building  Five, L.C., a Virginia limited liability company

1000 Chesterbrook Boulevard Partnership, a Pennsylvania general partnership

Atlantic American Properties Trust, a Maryland real estate investment trust